UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   July 8, 2013

The Manitowoc Company, Inc.
(Exact name of registrant as specified in its charter)

Wisconsin	1-11978	39-0448110
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
2400 S. 44th Street, Manitowoc, Wisconsin 54221-0066
(Address of principal executive offices including zip code)
 (920) 684-4410
(Registrant's telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 8, 2013, The Manitowoc Company, Inc. (the “Company”) announced that Robert M. Hund will assume the role of President of the Company’s Foodservice segment, effective August 1, 2013. Glen E. Tellock, the Company’s Chairman and Chief Executive Officer, has been leading the Foodservice segment on an interim basis since April 2013.

Mr. Hund, age 48, has served as Executive Vice President of the Company’s Crane Care division since 2009. Mr. Hund joined the Company in 2007 as Vice President, Worldwide Marketing and Product Management, of Manitowoc Cranes. Prior thereto, he served in key leadership positions during 18 years with Caterpillar, Inc., most recently as Product Development Manager, Mining and Construction Equipment Division. Mr. Hund earned a B.A. in Mechanical Engineering from Bradley University, an M.S. in Industrial Engineering from Purdue University and an M.B.A. from Millikin University.

Mr. Hund’s annual base salary as President of the Foodservice segment will increase to $400,000. As a result of this promotion, Mr. Hund’s target annual award under the Company’s Short-Term Incentive Plan (the “STIP”) will be 75% of his base salary. He will continue to be eligible for grants under the Company’s equity compensation plans. Mr. Hund remains an employee at will; however, the Company will enter into a Contingent Employment Agreement with him in connection with his promotion similar to the agreements it has with its other executive officers. The Company’s form of Contingent Employment Agreement was attached as Exhibit 10.3(b) to its Annual Report on Form 10-K for the fiscal year ended December 31, 2012. Mr. Hund will also be provided with other benefits customarily provided to executive officers, including a car allowance and reimbursement of financial planning fees and relocation expenses (including a lump sum payment of $12,000). For a description of the STIP, the form of Contingent Employment Agreement and the other benefits available to the Company’s executive officers, please see the Company’s definitive proxy statement for its 2013 Annual Meeting of Shareholders, which was filed with the Securities and Exchange Commission on March 22, 2013.

Mr. Hund is a current employee of the Company, but does not otherwise have any direct or indirect material interest in any transaction requiring disclosure under Item 404(a) of Regulation S-K.

A copy of the Company’s related press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.        Description

99.1	The Manitowoc Company, Inc. press release dated July 8, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE MANITOWOC COMPANY, INC.
(Registrant)

DATE: July 9, 2013	/s/ Maurice D. Jones
Maurice D. Jones
Senior Vice President, General Counsel and Secretary

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